UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2017

IMPAC MORTGAGE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-14100

Maryland	33-0675505
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

19500 Jamboree Road,

Irvine, California 92614

(Address of principal executive offices, including zip code)

(949) 475-3900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01               Entry Into a Material Definitive Agreement.

On May 5, 2017, Impac Mortgage Holdings, Inc., a Maryland corporation (the “Company”), and certain investors entered into an exchange agreement pursuant to which the Company agreed to issue 412,264 shares (the “Shares”) of its common stock (the “Offering”). In October 2005, the Company formed Impac Capital Trust #4 (the Trust”) as a special purpose entity for the sole purpose of issuing $20.6 million of trust preferred securities. The investors in the Offering held trust preferred securities with an aggregate liquidation amount of $8.5 million issued by the Trust.  The Company issued subordinated interest debentures to the Trust due July 30, 2035 in exchange for the proceeds of the offering of the trust preferred securities. The interest rate on the trust preferred securities is a variable rate of three-month LIBOR plus 3.75% per annum. At December 31, 2016, the interest rate was 4.75%.

On May 11, 2017, further to the exchange agreement, the Offering closed and the investors exchanged the $8.5 million of trust preferred securities at a discount to par for aggregate consideration consisting of 412,264 shares of the Company’s common stock.   Accrued and unpaid interest on the trust preferred securities was paid in cash in the aggregate amount of approximately $14,000.

The Company received no cash proceeds from the issuance of the Shares. The effect of the Offering was to cause the cancellation of $8.5 million of subordinated debentures issued by Company to the Trust further to the issuance of the trust preferred securities exchanged for the Shares. The Company expects to discharge and terminate the Indenture dated as of October 18, 2005, as amended by the First Supplemental Indenture dated as of July 14, 2009, between the Company and Wilmington Trust Company, as trustee, and the Amended and Restated Declaration of Trust dated as of October 18, 2005 and Amendment No. 1 dated as of July 14, 2009.

The Shares issued in the Offering were issued pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-215199) (the “Registration Statement”) previously filed with the Securities and Exchange Commission (the “SEC”), in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), as supplemented by a prospectus supplement dated May 11, 2017, which the Company filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any Shares, nor shall there be any sale of the Shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The exchange agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the exchange agreement and the transactions contemplated thereby is qualified in its entirety by reference to Exhibit 10.1.

This report is being filed for the purpose of filing Exhibit 5.1 and Exhibit 23.1 as exhibits to the Registration Statement and such exhibits are hereby incorporated by reference into the Registration Statement.

Item 7.01                                           Regulation FD.

On May 11, 2017, the Company issued a press release announcing the Offering. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits

No.	Description
5.1	Opinion of Manatt, Phelps and Phillips, LLP.
10.1	Exchange Agreement dated May 5, 2017 by and between Impac Mortgage Holdings, Inc. and certain investors.
23.1	Consent of Squar Milner LLP
23.2	Consent of Manatt, Phelps & Phillips, LLP (contained in Exhibit 5.1)
991.	Press Release dated May 11, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Date: May 11, 2017

	By:	/s/ Todd R. Taylor
	Name:	Todd R. Taylor
	Title:	Chief Financial Officer